UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2013

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-175883	06-1781911
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3200 N. Hayden Road, Suite 235, Scottsdale, Arizona	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(480) 641-4790

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

*Explanatory Note: Lithium Exploration Group, Inc. (“we”, “us”, “our” or “our company”) are filing this Current Report on Form 8-K to amend our Current Report on Form 8-K originally submitted on September 27, 2013. As the original filing included the incorrect conversion price of the warrants, this amendment includes the correct conversion price of the warrants. The rest of the Current Report submitted on September 27, 2013 remains unchanged.

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On September 13, 2013, we entered into a securities purchase agreement with JDF Capital Inc., pursuant to which JDF Capital has agreed to provide our company with an aggregate investment of $500,000 in consideration of our issuance of convertible promissory notes and common share purchase warrants.

On September 16, 2013 JDF Capital funded a first installment of $250,000 in consideration of a secured convertible promissory note in the amount of $306,250, being $250,000 and 18 months prepaid interest at 15%. The note has a maturity date of 18 months from September 16, 2013. As additional consideration, we have also issued to JDF Capital 2,777,778 warrants with each warrant exercisable for the purchase of 1 common share for a period of five years. The exercise price will be $ 0.09 per share, subject to anti-dilution adjustment. JDF Capital may, in the alternative, exercise the warrants on a cashless basis in the event the shares underlying the warrants are not registered in a registration statement within 6 months of the securities purchase agreement. The cashless exercise price will be the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	= the volume weighted average price on the trading day immediately preceding the date on which JDF Capital elects to exercise the warrant by means of a cashless exercise;

(B)	= the cash exercise price ($ 0.09 ), as adjusted for anti-dilution; and

(X)	= the number of warrant shares that would be issuable upon exercise of the warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

We issued the warrants in reliance on the exemption from registration for accredited investors contained in Rule 506 of Regulation D of the Securities Act of 1933.

The second $250,000 installment of the financing is payable by October 15, 2013, whereupon we will issue a second convertible promissory note upon the same terms. Additional warrants with an aggregate exercise price of $250,000 will also be issued with the number of underlying shares to be based on the lowest closing price of our common shares in the 20 trading days preceding the October 15, 2013 closing , multiplied by 150%. JDF Capital may, in the alternative, exercise the warrants on a cashless basis in the event the shares underlying the warrants are not registered in a registration statement within 6 months of the securities purchase agreement.

Once issued, each convertible promissory note will be convertible in whole or in part at JDF Capital’s option before or after maturity into shares of our common stock at a conversion price equal to a 50% discount to the lowest closing price of our common shares in the 20 trading days preceding (i) the date of the purchase agreement; or (ii) the conversion date. Notwithstanding the conversion right, JDF will not be entitled to hold in excess of 9.99 percent of our issued and outstanding common shares at any time.

JDF Capital will have the option during the 18 month period following September 13, 2013 to purchase additional convertible notes upon the same terms and conditions for up $1,500,000 in additional financing.

The foregoing description of the Securities Purchase Agreement Convertible Promissory Note and Stock Purchase Warrant is a summary only and is qualified in its entirety by the contents of exhibit 10.1, 10.2 and 10.3 of this report.

Item 9.01 Financial Statements and Exhibits

10.1

Securities Purchase Agreement dated as of September 13, 2013 between our company and JDF Capital Inc. (incorporated by reference to our Current Report on Form 8-K filed on September 27, 2013 as Exhibit 10.1).

10.2	Form of Convertible Promissory Note (incorporated by reference to our Current Report on Form 8-K filed on September 27, 2013 as Exhibit 10.2).

10.3	Form of Common Stock Purchase Warrant (incorporated by reference to our Current Report on Form 8-K filed on September 27, 2013 as Exhibit 10.3).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM EXPLORATION GROUP, INC.

/s/ Alexander Walsh
Alexander Walsh
President and Director
October 30, 2013